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                                                                     EXHIBIT 4.2

                               SECURITY AGREEMENT

          SECURITY AGREEMENT (this "Agreement") dated as of November 9, 2005 by and among each of the undersigned, having a place of business at 9800 Crosspoint Boulevard, Indianapolis, Indiana, 46256 (individually, a "Grantor" and collectively, the "Grantors"), and BANK OF AMERICA, N.A., a national banking association, as collateral agent (in such capacity, the "Collateral Agent" for the Secured Parties (as defined herein), in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

                                   WITNESSETH:

     Reference is made to that certain Credit Agreement dated as of even date herewith (as the same may be amended, modified, supplemented or restated hereafter, the "Credit Agreement") by, among others, (i) the Grantors, as Borrowers, (ii) the Lenders named therein, (iii) Bank of America, N.A., as Administrative Agent and Collateral Agent for the Lenders, and as Swingline Lender, and (iv) Bank of America, N.A., as Issuing Bank.

     The Lenders have agreed to make Loans to the Borrowers, and the Issuing Bank has agreed to issue Letters of Credit for the account of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are each conditioned on, among other things, the execution and delivery by the Grantors of an agreement in the form hereof to secure the Obligations.

     Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each other Secured Party (and each of their respective successors and assigns) hereby agree as follows:

                                    ARTICLE 1

                                   Definitions

     1.1 Generally. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, and all references to the UCC shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that if a term is defined in Article 9 of the UCC differently that in another Article thereof, the term shall have the meaning set forth in Article 9, and provided further that if by reason of mandatory provisions of law, perfection, or the effect of perfection or non-perfection, of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy, as the case may be.

     1.2 Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

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     "Accessions" shall have the meaning given that term in the UCC.

     "Account Debtor" shall have the meaning given that term in the UCC.

     "Accounts" shall include, without limitation, "accounts" as defined in the UCC, and also all: accounts, accounts receivable, receivables, and rights to payment (whether or not earned by performance) for: (i) property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of; (ii) services rendered or to be rendered; (iii) a policy of insurance issued or to be issued; (iv) a secondary obligation incurred or to be incurred; or (v) arising out of the use of a credit or charge card or information contained on or used with that card. The term "Accounts" shall also include Health-Care-Insurance Receivables.

     "Blue Sky Laws" shall have the meaning assigned to such term in Section 6.1 of this Agreement.

     "Chattel Paper" shall have the meaning given that term in the UCC.

     "Collateral" shall mean all personal and fixture property of each Grantor, including, without limitation, all: (a) Accounts, (b) Chattel Paper, (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) Fixtures, (h) General Intangibles (including Payment Intangibles), (i) Goods,
(j) Instruments, (k) Inventory, (l) Investment Property, (m) Letter-of-Credit Rights, (n) Software, (o) Supporting Obligations, (p) money, policies and certificates of insurance, deposits, cash, or other property, (q) all books, records, and information relating to any of the foregoing and/or to the operation of any Grantor's business, and all rights of access to such books, records, and information, and all property in which such books, records, and information are stored, recorded and maintained, (r) all insurance proceeds, refunds, and premium rebates, including, without limitation, proceeds of fire and credit insurance, whether any of such proceeds, refunds, and premium rebates arise out of any of the foregoing ((a) through (q)) or otherwise, (s) all liens, guaranties, rights, remedies, and privileges pertaining to any of the foregoing ((a) through (r)), including the right of stoppage in transit, and (t) any of the foregoing whether now owned or now due, or in which any Grantor has an interest, or hereafter acquired, arising, or to become due, or in which any Grantor obtains an interest, and all products, Proceeds, substitutions, and Accessions of or to any of the foregoing.

     "Collateral Agent's Rights and Remedies" shall have the meaning assigned to such term in Section 8.8.

     "Commercial Tort Claim" shall have the meaning given that term in the UCC.

     "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "Deposit Account" shall have the meaning given that term in the UCC and shall also include all demand, time, savings, passbook, or similar accounts maintained with a bank or other financial institution.

     "Documents" shall have the meaning given that term in the UCC.


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     "Equipment" shall include, without limitation, "equipment" as defined in the UCC, and also all furniture, store fixtures, motor vehicles, rolling stock, machinery, office equipment, plant equipment, tools, dies, molds, and other goods, property, and assets which are used and/or were purchased for use in the operation or furtherance of a Grantors' business, and any and all Accessions or additions thereto, and substitutions therefor.

     "Financing Statement" shall have the meaning given that term in the UCC.

     "Fixture Filing" shall have the meaning given that term in the UCC.

     "General Intangibles" shall have the meaning given that term in the UCC, and shall also include, without limitation, all: Payment Intangibles; rights to payment for credit extended; deposits; amounts due to any Grantor; credit memoranda in favor of any Grantor; warranty claims; tax refunds and abatements; insurance refunds and premium rebates; all means and vehicles of investment or hedging, including, without limitation, options, warrants, and futures contracts; records; customer lists; telephone numbers; goodwill; causes of action; judgments; payments under any settlement or other agreement; literary rights; rights to performance; royalties; license and/or franchise fees; rights of admission; licenses; franchises; license agreements, including all rights of any Grantor to enforce same; permits, certificates of convenience and necessity, and similar rights granted by any governmental authority; internet addresses and domain names; developmental ideas and concepts; proprietary processes; blueprints, drawings, designs, diagrams, plans, reports, and charts; catalogs; technical data; computer software programs (including the source and object codes therefor), computer records, computer software, rights of access to computer record service bureaus, service bureau computer contracts, and computer data; tapes, disks, semi-conductors chips and printouts; user, technical reference, and other manuals and materials; patents, patent applications and patents pending; trade secret rights, copyrights, copyright applications, mask work rights and interests, and derivative works and interests; trade names, trademarks, trademark applications, service marks, and service mark applications, together with all goodwill connected with and symbolized by any of the foregoing; all other general intangible property of any Grantor in the nature of intellectual property; proposals; cost estimates, and reproductions on paper, or otherwise, of any and all concepts or ideas, and any matter related to, or connected with, the design, development, manufacture, sale, marketing, leasing, or use of any or all property produced, sold, or leased, by or credit extended or services performed, by any Grantor, whether intended for an individual customer or the general business of any Grantor, or used or useful in connection with research by any Grantor.

     "Goods" shall have the meaning given that term in the UCC.

     "Health-Care-Insurance Receivables" shall have the meaning given that term in the UCC, and shall also mean an interest in, or claim under, a policy of insurance or otherwise which is a right to payment of a monetary obligation for health-care goods or services provided.

     "Indemnitee" shall have the meaning assigned to such term in Section 8.6 of this Agreement.


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     "Instruments" shall have the meaning given that term in the UCC.

     "Inventory" shall have the meaning given that term in the UCC, and shall also include, without limitation, all: (a) Goods which (i) are leased by a Person as lessor, (ii) are held by a Person for sale or lease or to be furnished under a contract of service, (iii) are furnished by a Person under a contract of service, or (iv) consist of raw materials, work in process, or materials used or consumed in a business; (b) Goods of said description in transit; (c) Goods of said description which are returned, repossessed and rejected; (d) packaging, advertising, and shipping materials related to any of the foregoing; (e) all names, marks, and General Intangibles affixed or to be affixed thereto or associated therewith; and (f) Documents which represent any of the foregoing.

     "Investment Property" shall have the meaning given that term in the UCC.

     "Letter-of-Credit Right" shall have the meaning given that term in the UCC and shall also mean any right to payment or performance under a letter of credit, whether or not the beneficiary has demanded or is at the time entitled to demand payment or performance.

     "Payment Intangible" shall have the meaning given that term in the UCC, and shall also refer to any General Intangible under which the Account Debtor's primary obligation is a monetary obligation.

     "Proceeds" shall include, without limitation, "Proceeds" as defined in the UCC and each type of property described in the definition of Collateral.

     "Secured Parties" shall mean (a) the Lenders, (b) the Agents and their Affiliates, (c) the Issuing Bank, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, (e) Bank of America, N.A. and any of its Affiliates with respect to any transaction entered into by any Grantor with any such Person which arises out of any cash management, depository, investment, letter of credit, Hedging Agreement, or other banking or financial services provided by any such Person, (f) any other Person to whom Obligations under the Credit Agreement and other Loan Documents are owing, and (g) the successors and assigns of each of the foregoing.

     "Securities Act" shall have the meaning assigned to such term in Section
6.1 of this Agreement.

     "Security" shall have the meaning given that term in the UCC.

     "Security Interest" shall have the meaning assigned to such term in Section
2.1 of this Agreement.

     "Software" shall have the meaning given that term in the UCC.

     "Supporting Obligation" shall have the meaning given that term in the UCC and shall also refer to a Letter-of-Credit Right or secondary obligation that supports the payment or


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performance of an Account, Chattel Paper, a Document, a General Intangible, an
Instrument, or Investment Property.

     1.3 Rules of Interpretation. The rules of interpretation specified in
Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

                                    ARTICLE 2

                                Security Interest

     2.1 Security Interest. As security for the payment or performance, as the case may be, in full of the Obligations, each Grantor hereby bargains, assigns, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, each Grantor hereby designates the Collateral Agent as such Grantor's true and lawful attorney, exercisable by the Collateral Agent whether or not an Event of Default exists, with full power of substitution, at the Collateral Agent's option, for the purpose of filing one or more Financing Statements (including Fixture Filings), continuation statements, or to sign other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor (each Grantor hereby appointing the Collateral Agent as such Person's attorney to sign such Person's name to any such instrument or document, whether or not an Event of Default exists), and naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

     2.2 No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.

                                    ARTICLE 3

                         Representations and Warranties

     The Grantors jointly and severally represent and warrant to the Collateral Agent and the other Secured Parties that:

     3.1 Representations and Warranties Incorporated by Reference. Each Grantor hereby makes each of the representations and warranties set forth in Article III of the Credit Agreement with respect to such Grantor as a Loan Party. Each such warranty and representation is incorporated herein by reference.

     3.2 Title and Authority. Each Grantor has good and valid rights in, and title to, the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms


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of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

     3.3 Filings. Financing Statements (including Fixture Filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been filed in each governmental, municipal or other office as is necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or re-registration is necessary in any such jurisdiction, except as provided under Applicable Law with respect to the filing of continuation statements and except with respect to the acquisition by any Grantor of any property for which additional filings or recordings are necessary.

     3.4 Validity and Priority of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all of the Collateral securing the payment and performance of the Obligations, and (b) subject to the filings described in Section 3.3 above, a perfected security interest in all of the Collateral. The Security Interest is and shall be prior to any other Lien on any of the Collateral, subject only to those Permitted Encumbrances which have priority under Applicable Law.

     3.5 Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section
6.02 of the Credit Agreement. Except as provided in the Loan Documents, the Grantors have not filed or consented to the filing of (a) any Financing Statement or analogous document under the UCC or any other Applicable Law covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which Financing Statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to Section 6.02 of the Credit Agreement.

     3.6 Bailees, Warehousemen, Etc. No Inventory of any Grantor is in the care or custody of any third party or stored or entrusted with a bailee or other third party. If any such Inventory shall hereafter be placed under such care, custody, storage or entrustment of such third party or bailee, the Grantors shall notify the Collateral Agent and at the request of the Collateral Agent, shall use best and good faith efforts to obtain a waiver or other agreement by such third party or bailee reasonably satisfactory to the Collateral Agent.

     3.7 Consignments. No Grantor has, and none shall have, possession of any property on consignment.


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                                    ARTICLE 4

                                    Covenants

     4.1 Covenants Incorporated by Reference. Each Grantor hereby covenants and agrees that each Grantor shall perform, observe and otherwise comply with the covenants set forth in Articles V and VI of the Credit Agreement with respect to such Grantor as a Loan Party.

     4.2 Change of Name; Location of Collateral; Records; Place of Business.

          (a) Each Grantor agrees promptly to notify the Collateral Agent of (i) any change in its legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) any change in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it, or any office or facility at which Collateral owned by it is located, including the establishment of any such new office or facility, (iii) any change in its identity or organizational structure,
     (iv) any change in its Federal Taxpayer Identification Number or organizational number, if any, assigned to it by its state of organization, or (v) the acquisition by any Grantor of any property for which additional filings or recordings are necessary to perfect and maintain the Collateral Agent's Security Interest therein. Upon receipt of such notice, Collateral Agent shall promptly make all filings under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected first priority security interest in all of the Collateral, and each Grantor agrees not to effect or permit any change referred to in the preceding sentence until all such filings have been made by the Collateral Agent.

          (b) Each Grantor agrees to maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Collateral, and, at such time or times as the Collateral Agent may reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

     4.3 Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions reasonably necessary to defend title to the Collateral against all Persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

     4.4 Further Assurances. Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any Financing


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Statements (including Fixture Filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, the Grantors shall notify the Collateral Agent and upon the request of the Collateral Agent, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

     4.5 Inspection and Verification. Subject to and without limiting the terms and conditions of Sections 5.09 of the Credit Agreement, the Collateral Agent and such Persons as the Collateral Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, on reasonable prior notice except if an Event of Default then exists, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Collateral, including, in the case of Accounts or Collateral in the possession of any third Person, by contacting Account Debtors or the third Person possessing such Collateral for the purpose of making such a verification. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

     4.6 Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may take any other action which the Collateral Agent may deem necessary or desirable to repair, maintain or preserve any of the Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that the Collateral Agent shall not have any obligation to undertake any of the foregoing and shall have no liability on account of any action so undertaken except where there is a specific finding in a judicial proceeding (in which the Collateral Agent has had an opportunity to be heard), from which finding no further appeal is available, that the Collateral Agent had acted in actual bad faith or in a grossly negligent manner; and provided further that the making of any such payments or the taking of any such action by the Collateral Agent shall not be deemed to constitute a waiver of any Default or Event of Default arising from the Grantor's failure to have made such payments or taken such action. Nothing in this Section 4.6 shall be interpreted as excusing any Grantor from the performance of any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

     4.7 Assignment of Security Interest.

          (a) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue


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

     the perfected status of the security interest against creditors of, and transferees from, the Account Debtor or other Person granting the security interest.

          (b) To the extent that any Grantor is a beneficiary under any written letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall deliver such letter of credit to the Collateral Agent. The Collateral Agent shall from time to time, at the request and expense of such Grantor, make such arrangements with such Grantor as are in the Collateral Agent's reasonable judgment necessary and appropriate so that such Grantor may make any drawing to which such Grantor is entitled under such letter of credit, without impairment of the Collateral Agent's perfected security interest in such Grantor's rights to proceeds of such letter of credit or in the actual proceeds of such drawing. At the Collateral Agent's request, such Grantor shall, for any letter of credit, whether or not written, now or hereafter issued in favor of such Grantor as beneficiary, execute and deliver to the issuer and any confirmer of such letter of credit an assignment of proceeds form, in favor of the Collateral Agent and satisfactory to the Collateral Agent and such issuer or (as the case may be) such confirmer, requiring the proceeds of any drawing under such letter of credit to be paid directly to the Collateral Agent.

     4.8 Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

     4.9 Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral or shall grant control (as defined in the UCC) of any Collateral to any third person, except as expressly permitted by Section 6.02 of the Credit Agreement. Except as expressly permitted in the Credit Agreement, none of the Grantors shall make or permit to be made any transfer of the Collateral, and each Grantor shall remain at all times in possession of the Collateral owned by it, except that the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document, including, without limitation, the sale of Inventory in the ordinary course of business.

     4.10 Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, releases, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices.

     4.11 Insurance.


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

          (a) Each Grantor shall (i) maintain or shall cause to be maintained such insurance as is required pursuant to Section 5.07 of the Credit Agreement; (ii) maintain such other insurance, as may be required by law; and (iii) furnish to the Collateral Agent, upon written request, full information as to the insurance carried.

          (b) All such insurance which covers the Collateral shall include an endorsement in favor of and reasonably satisfactory to the Collateral Agent.

          (c) Each Grantor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact), for the purpose of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Default or Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.11, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

     4.12 Commercial Tort Claims. If any Grantor shall at any time acquire a Commercial Tort Claim in excess of $50,000, such Grantor shall promptly notify the Collateral Agent in writing of the details thereof and the Grantors shall take such actions as the Collateral Agent shall reasonably request in order to grant to the Collateral Agent, for the ratable benefit of the Secured Parties, a perfected and first priority security interest therein and in the Proceeds thereof.

     4.13 Legend. Each Grantor shall legend, in form and manner reasonably satisfactory to the Collateral Agent, its Accounts and its books, records and documents evidencing or pertaining thereto with an appropriate reference to the fact that such Accounts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.

                                    ARTICLE 5

                                   Collections

     5.1 Collections.

          (a) Each Grantor shall at all times comply with the Cash Receipts provisions of Section 2.22 of the Credit Agreement.


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          (b) Without the prior written consent of the Collateral Agent, no
     Grantor shall modify or amend the instructions pursuant to any of the DDA Notifications, the Credit Card Notifications, or the Blocked Account Agreements. So long as no Cash Dominion Event has occurred, each Grantor shall, and the Collateral Agent hereby authorizes each Grantor to, enforce and collect all amounts owing on the Inventory and Accounts, for the benefit and on behalf of the Collateral Agent and the other Secured Parties; provided, however, that such privilege may, at the option of the Collateral Agent, be terminated upon the occurrence of any Cash Dominion Event.

     5.2 Power of Attorney. Each Grantor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent and attorney-in-fact, and in such capacity the Collateral Agent shall have the right, with power of substitution for each Grantor and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, (a) at any time, whether or not a Default or Event of Default has occurred, to take actions required to be taken by the Grantors under Section 2.1 of this Agreement, and (b) upon the occurrence and during the continuance of a Cash Dominion Event or as otherwise permitted under the Credit Agreement, (i) to take actions required to be taken by the Grantors under Section 5.1 of this Agreement, (ii) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (iii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (iv) to sign the name of any Grantor on any invoices, schedules of Collateral, freight or express receipts, or bills of lading storage receipts, warehouse receipts or other documents of title relating to any of the Collateral; (v) to sign the name of any Grantor on any notice to such Grantor's Account Debtors; (vi) to sign the name of any Grantor on any proof of claim in bankruptcy against Account Debtors, and on notices of lien, claims of mechanic's liens, or assignments or releases of mechanic's liens securing the Accounts;
(vii) to sign change of address forms to change the address to which each Grantor's mail is to be sent to such address as the Collateral Agent shall designate; (viii) to receive and open each Grantor's mail, remove any Proceeds of Collateral therefrom and turn over the balance of such mail either to the Lead Borrower or to any trustee in bankruptcy or receiver of a Grantor, or other legal representative of a Grantor whom the Collateral Agent determines to be the appropriate person to whom to so turn over such mail; (ix) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (x) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (xi) to take all such action as may be necessary to obtain the payment of any letter of credit and/or banker's acceptance of which any Grantor is a beneficiary; (xii) to repair, manufacture, assemble, complete, package, deliver, alter or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any customer of any Grantor; (xiii) to use, license or transfer any or all General Intangibles of any Grantor; and (xiv) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other

Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable until such time as the Obligations have been indefeasibly paid in full in cash and satisfied and the Security Interest has been terminated in accordance with Section 8.14 hereof.

     5.3 No Obligation to Act. The Collateral Agent shall not be obligated to do any of the acts or to exercise any of the powers authorized by Section 5.2, but if the Collateral Agent elects to do any such act or to exercise any of such powers, it shall not be accountable for more than it actually receives as a result of such exercise of power, and shall not be responsible to any Grantor for any act or omission to act except for any act or omission to act as to which there is a final determination made in a judicial proceeding (in which proceeding the Collateral Agent has had an opportunity to be heard) which determination includes a specific finding that the subject act or omission to act had constituted gross negligence, willful misconduct or actual bad faith. The provisions of Section 5.2 shall in no event relieve any Grantor of any of its obligations hereunder or under any other Loan Document with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

                                    ARTICLE 6

                                    Remedies

     6.1 Remedies upon Default. Upon the occurrence of an Event of Default, it is agreed that the Collateral Agent shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or other Applicable Law. Without limiting the foregoing, upon the occurrence of an Event of Default, the rights and remedies of the Collateral Agent shall include, without limitation, the right to take any of or all the following actions at the same or different times:

          (a) With respect to any Collateral consisting of Accounts, General Intangibles (including Payment Intangibles), Letter-of-Credit Rights, Instruments, Chattel Paper, Documents, and Investment Property, the Collateral Agent may collect the Collateral with or without the taking of possession of any of the Collateral.

          (b) With respect to any Collateral consisting of Accounts, the Collateral Agent may (i) demand, collect and receive any amounts relating thereto, as the Collateral Agent may determine; (ii) commence and prosecute any actions in any court for the purposes of collecting any such Accounts and enforcing any other rights in respect thereof; (iii) defend, settle or compromise any action brought and, in connection therewith, give such discharges or releases as the Collateral Agent may reasonably deem appropriate; (iv) without limiting the Collateral Agent's rights set forth in Section 5.2 hereof, receive, open and dispose of mail addressed to any Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to such Accounts or securing or relating to such Accounts, on behalf of and in the name of such Grantor; and (v) sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any such Accounts or the goods or services which have given rise thereto, as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes.

          (c) With respect to any Collateral consisting of Investment Property, the Collateral Agent may (i) exercise all rights of any Grantor with respect thereto, including without limitation, the right to exercise all voting and corporate rights at any meeting of the shareholders of the Issuer of any Investment Property and to exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any Investment Property as if the Collateral Agent was the absolute owner thereof, including the right to exchange, at its discretion, any and all of any Investment Property upon the merger, consolidation, reorganization, recapitalization or other readjustment of the Issuer thereof, all without liability except to account for property actually received as provided in Section 5.3 hereof; (ii) transfer such Collateral at any time to itself, or to its nominee, and receive the income thereon and hold the same as Collateral hereunder or apply it to the Obligations; and (iii) demand, sue for, collect or make any compromise or settlement it deems desirable. The Grantors recognize that (a) the Collateral Agent may be unable to effect a public sale of all or a part of the Investment Property by reason of certain prohibitions contained in the Securities Act of 1933, 15 U.S.C. Section 77, (as amended and in effect, the "Securities Act") or the Securities laws of various states (the "Blue Sky Laws"), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Investment Property for their own account, for investment and not with a view to the distribution or resale thereof, (b) that private sales so made may be at prices and upon other terms less favorable to the seller than if the Investment Property were sold at public sales, (c) that neither the Collateral Agent nor any Secured Party has any obligation to delay sale of any of the Investment Property for the period of time necessary to permit the Investment Property to be registered for public sale under the Securities Act or the Blue Sky Laws, and (d) that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

          (d) With respect to any Collateral consisting of Inventory, Goods, and Equipment, the Collateral Agent may conduct one or more going out of business sales, in the Collateral Agent's own right or by one or more agents and contractors. Such sale(s) may be conducted upon any premises owned, leased, or occupied by any Grantor. The Collateral Agent and any such agent or contractor, in conjunction with any such sale, may augment the Inventory with other goods (all of which other goods shall remain the sole property of the Collateral Agent or such agent or contractor). Any amounts realized from the sale of such goods which constitute augmentations to the Inventory (net of an allocable share of the costs and expenses incurred in their disposition) shall be the sole property of the Collateral Agent or such agent or contractor and neither any Grantor nor any Person claiming under or in right of any Grantor shall have any interest therein. Each purchaser at any such going out of business sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

          (e) With or without legal process and with or without prior notice or demand for performance, the Collateral Agent may enter upon, occupy, and use any premises owned or occupied by each Grantor, and may exclude the Grantors from such premises or portion thereof as may have been so entered upon, occupied, or used by the Collateral Agent until this Agreement has been terminated in accordance with Section 8.14 hereof. The Collateral Agent shall not be required to remove any of the Collateral from any such premises upon the Collateral Agent's taking possession thereof, and may render any Collateral unusable to the Grantors. In no event shall the Collateral Agent be liable to any Grantor for use or occupancy by the Collateral Agent of any premises pursuant to this Section 6.1, nor for any charge (such as wages for the Grantors' employees and utilities) incurred in connection with the Collateral Agent's exercise of the Collateral Agent's Rights and Remedies (as defined herein) hereunder.

          (f) The Collateral Agent may require any Grantor to assemble the Collateral and make it available to the Collateral Agent at the Grantor's sole risk and expense at a place or places which are reasonably convenient to both the Collateral Agent and such Grantor.

          (g) Each Grantor agrees that the Collateral Agent shall have the right, subject to Applicable Law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor.

          (h) Unless the Collateral is perishable or threatens to decline speedily in value, or is of a type customarily sold on a recognized market (in which event the Collateral Agent shall provide the Grantors such notice as may be practicable under the circumstances), the Collateral Agent shall give the Grantors at least ten (10) days' prior written notice, by authenticated record, of the date, time and place of any proposed public sale, and of the date after which any private sale or other disposition of the Collateral may be made, which notice shall describe the Collateral that is the subject of the intended sale, state the method of the intended sale and state that the Grantors are entitled to an accounting of the Obligations and state the charge, if any, for such accounting. Each Grantor agrees that such written notice shall satisfy all requirements for notice to that Grantor which are imposed under the UCC or other Applicable Law with respect to the exercise of the Collateral Agent's rights and remedies upon default. The Collateral Agent shall not be obligated to make any sale or other disposition of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale or other disposition of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.

          (i) Any public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice of such sale. At any sale or other disposition, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. If any of the Collateral is sold, leased, or otherwise disposed of by the Collateral Agent on credit, the Obligations shall not be deemed to have been reduced as a result thereof unless and until payment is finally received thereon by the Collateral Agent.

          (j) At any public (or, to the extent permitted by Applicable Law, private) sale made pursuant to this Section 6.1, the Collateral Agent or any other Secured Party may bid for or purchase, free (to the extent permitted by Applicable Law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor, the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Collateral Agent or such other Secured Party from any Grantor on account of the Obligations as a credit against the purchase price, and the Collateral Agent or such other Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor therefor.

          (k) For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof. The Collateral Agent shall be free to carry out such sale pursuant to such agreement and no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full.

          (l) As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

          (m) To the extent permitted by Applicable Law, each Grantor hereby waives all rights of redemption, stay, valuation and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     6.2 Application of Proceeds. After the occurrence of an Event of Default and acceleration of the Obligations, the Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, or any Collateral granted under any other of the Security Documents as set forth in Section 7.03 of the Credit Agreement. Upon any sale or other disposition of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale or other disposition shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold or otherwise disposed of and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

                                    ARTICLE 7

                         Perfection of Security Interest

     7.1 Perfection by Filing. This Agreement constitutes an authenticated record, and each Grantor hereby authorizes the Collateral Agent, pursuant to the provisions of Sections 2.1 and 5.2, to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral, in such filing offices as the Collateral Agent shall deem appropriate, and the Grantors shall pay the Collateral Agent's reasonable costs and expenses incurred in connection therewith. Each Grantor hereby further agrees that a carbon, photographic, or other reproduction of this Agreement shall be sufficient as a Financing Statement and may be filed as a Financing Statement in any and all jurisdictions.

     7.2 Other Perfection, Etc. The Grantors shall at any time and from time to time take such steps as the Collateral Agent may reasonably request for the Collateral Agent (a) to obtain an acknowledgment, in form and substance reasonably satisfactory to the Collateral Agent, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Collateral Agent, (b) to obtain "control" of any Investment Property, Deposit Accounts, Letter-of-Credit Rights or electronic Chattel Paper (as such terms are defined in the UCC), with any agreements establishing control to be in form and substance satisfactory to the Collateral Agent, and (c) otherwise to insure the continued perfection of the Collateral Agent's security interest in any of the Collateral with the priority described in Section 3.4 and of the preservation of its rights therein.

     7.3 Savings Clause. Nothing contained in this Article VII shall be construed to narrow the scope of the Collateral Agent's Security Interest in any of the Collateral or the perfection or priority thereof or to impair or otherwise limit any of the Collateral Agent's Rights and Remedies hereunder except (and then only to the extent) as mandated by the UCC.

                                    ARTICLE 8

                                  Miscellaneous

     8.1 Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in
Section 9.01 of the Credit Agreement.

     8.2 Grant of Non-Exclusive License. In addition to (and not in limitation of) the Security Interest granted by the Grantors in Section 2.1 hereof, upon the occurrence of an Event of Default, each Grantor hereby grants to the Collateral Agent a royalty free, non-exclusive, irrevocable license, to use, apply, and affix any trademark, trade name, logo, or the like in which any Grantor now or hereafter has rights, such license being with respect to the Collateral Agent's exercise of the Collateral Agent's Rights and Remedies hereunder including, without limitation, in connection with any completion of the manufacture of Inventory or any sale or other disposition of Inventory.

     8.3 Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document, or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from the Guaranty or any other guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or this Agreement.

     8.4 Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors herein and in any other Loan Document and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of any Loans and the issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Loan Agreement, and shall continue in full force and effect as long as the Obligations are outstanding and unpaid or the Letter of Credit Outstandings to not equal zero, or are not fully cash collateralized in a manner reasonably satisfactory to the Issuing Bank and the Administrative Agent, and as long as the Commitments have not expired or terminated.

     8.5 Binding Effect; Several Agreement; Assignments. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party, and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of each Grantor and its respective successors and assigns. This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such attempted assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

     8.6 Collateral Agent's Fees and Expenses; Indemnification.

          (a) Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, the Grantors jointly and severally agree to pay all reasonable out-of-pocket expenses incurred by the Collateral Agent, including the reasonable fees, charges and disbursements of any counsel and any outside consultants for the Collateral Agent, in connection with (i) the administration of this Agreement, (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the Collateral Agent's Rights and Remedies hereunder or (iv) the failure of any Grantor to perform or observe any of the provisions hereof.

          (b) Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, the Grantors shall jointly and severally indemnify each Secured Party and each Related Party of any Secured Party (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, (i) the execution or delivery or performance of this Agreement or any other Loan Document, the performance by any Grantor of its obligations under this Agreement or any other Loan Document, or the consummation of the transactions contemplated by the Loan Documents or any other transactions contemplated hereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing or to the Collateral, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses resulted from the gross negligence or willful misconduct of any Indemnitee or any Affiliate of an Indemnitee (or of any officer, director, employee, advisor or agent of such Indemnitee or any such Indemnitee's Affiliates). In connection with any indemnified claim hereunder, the Indemnitee shall be entitled to select its own counsel and the Grantors shall promptly pay the reasonable fees and expenses of such counsel.

          (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. All amounts due under this Section 8.6 shall be payable promptly after written demand therefor.

     8.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

     8.8 Waivers; Amendment.

          (a) The rights, remedies, powers, privileges, and discretions of the Collateral Agent hereunder (herein, the "Collateral Agent's Rights and Remedies") shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No delay or omission by the Collateral Agent in exercising or enforcing any of the Collateral Agent's Rights and Remedies shall operate as, or constitute, a waiver thereof. No waiver by the Collateral Agent of any Event of Default or of any Default under any other agreement shall operate as a waiver of any other Event of Default or other Default hereunder or under any other agreement. No single or partial exercise of any of the Collateral Agent's Rights or Remedies, and no express or implied agreement or transaction of whatever nature entered into between the Collateral Agent and any Person, at any time, shall preclude the other or further exercise of the Collateral Agent's Rights and Remedies. No waiver by the Collateral Agent of any of the Collateral Agent's Rights and Remedies on any one occasion shall be deemed a waiver on any subsequent occasion, nor shall it be deemed a continuing waiver. The Collateral Agent's Rights and Remedies may be exercised at such time or times and in such order of preference as the Collateral Agent may determine. The Collateral Agent's Rights and Remedies may be exercised without resort or regard to any other source of satisfaction of the Obligations. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

          (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Collateral Agent and the Grantor or Grantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

     8.9 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A JURY IN ANY TRIAL OF ANY CASE OR CONTROVERSY IN WHICH ANY PARTY HERETO IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST ANY PARTY HERETO OR IN WHICH ANY PARTY HERETO IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF OR RELATES TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH

PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS SET FORTH IN THIS SECTION 8.9.

     8.10 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     8.11 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     8.12 Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     8.13 Jurisdiction; Consent to Service of Process.

          (a) The Grantors agree that any suit for the enforcement of this Agreement or any other Loan Document may be brought in any New York state or federal court sitting in New York County as the Collateral Agent may elect in its sole discretion and consent to the non-exclusive jurisdiction of such courts. The Grantors hereby waive any objection which they may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum. The Grantors agree that any action commenced by any Grantor asserting any claim or counterclaim arising under or in connection with this Agreement or any other Loan Document shall be brought solely in any New York state or federal court sitting in New York County as the Collateral Agent may elect in its sole discretion and consent to the exclusive jurisdiction of such courts with respect to any such action.

          (b) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.13. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     8.14 Termination; Release of Collateral. Except for those provisions which expressly survive the termination thereof, the Credit Agreement, this Agreement and the Security Interest granted herein shall terminate when all the Obligations have been paid and performed in full, the

Lenders have no further commitment to lend, the Letter of Credit Outstandings have been reduced to zero or fully cash collateralized in a manner satisfactory to the Issuing Bank and the Administrative Agent, and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement, at which time the Collateral Agent shall execute or authorize and deliver to the Grantors, at the Grantors' expense, all UCC termination statements and similar documents that the Grantors shall reasonably request to evidence such termination; provided, however, that the Credit Agreement, this Agreement, and the Security Interest granted herein shall be reinstated if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party upon the bankruptcy or reorganization of any Borrower, Grantor or other Loan Party, and provided further that the Security Interest granted herein shall not terminate as to any indemnification obligation of any Borrower, Grantor or other Loan Party which expressly survives the termination of the Credit Agreement and this Agreement, including, without limitation, the obligations of the Loan Parties set forth in Section 9.03 of the Credit Agreement and the obligations of the Grantors set forth in Section 8.6 of this Agreement. Any execution and delivery of termination statements or documents pursuant to this Section 8.14 shall be without recourse to, or warranty by, the Collateral Agent.

                            [SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

                                        GRANTORS:

                                        MARSH SUPERMARKETS, LLC
                                        MARSH SUPERMARKETS, INC.
                                        MARSH DRUGS, INC.
                                        MARSH VILLAGE PANTRIES, INC.
                                        A. L. ROSS & SONS, INC.
                                        MUNDY REALTY, INC.
                                        MAR PROPERTIES, INC.
                                        MARLEASE, INC.
                                        MARSH INTERNATIONAL, INC.
                                        MARSH DRUGS OF ILLINOIS, INC.
                                        LIMITED HOLDINGS, INC.
                                        MARSH SUPERMARKETS OF ILLINOIS, INC.
                                        TEMPORARY SERVICES, INC.
                                        CONTRACT TRANSPORT, INC.
                                        NORTH MARION DEVELOPMENT CORPORATION
                                        O'MALIA FOOD MARKETS, LLC
                                        FLORAL FASHIONS, LLC
                                        CRYSTAL FOOD SERVICES, LLC
                                        MCNAMARA, LLC
                                        LOBILL FOODS, LLC
                                        CONTRACT TRANSPORT, LLC
                                        VILLAGE PANTRY, LLC
                                        MARSH DRUGS, LLC
                                        MARSH CLEARING HOUSE, LLC
                                        CRYSTAL CAFE MANAGEMENT GROUP, LLC
                                        CONVENIENCE STORE TRANSPORTATION
                                           COMPANY, LLC
                                        CRYSTAL FOOD MANAGEMENT SERVICES, LLC
                                        BUTTERFIELD FOODS, LLC


                                        By: /S/ John C. Elbin
                                            ------------------------------------
                                            John C. Elbin, Senior Vice
                                            President,
                                            Chief Financial Officer and
                                            Treasurer


                                        Attest: /S/ P. Lawrence Butt
                                                --------------------------------
                                                P. Lawrence Butt, Secretary

                                        PANTRY PROPERTY, LLC
                                        BY: VILLAGE PANTRY, LLC

                                        MS PROPERTY, LLC
                                        BY: MARSH SUPERMARKETS, LLC

                                        BF PROPERTY, LLC
                                        BY: BUTTERFIELD FOODS, LLC

                                        CF PROPERTY, LLC
                                        BY: CRYSTAL FOOD SERVICES, LLC

                                        MD PROPERTY, LLC
                                        BY: MARSH DRUGS, LLC

                                        LB PROPERTY, LLC
                                        BY: LOBILL FOODS, LLC

                                        MCN PROPERTY, LLC
                                        BY: MCNAMARA, LLC

                                        CSD PROPERTY, LLC
                                        BY: CRYSTAL CAFE MANAGEMENT GROUP, LLC

                                        FLORAL PROPERTY, LLC
                                        BY: MARSH SUPERMARKETS, LLC


                                        By: /S/ John C. Elbin
                                            ------------------------------------
                                            John C. Elbin, Senior Vice
                                            President, Chief Financial Officer
                                            and Treasurer


                                        Attest: /S/ P. Lawrence Butt
                                                --------------------------------
                                                P. Lawrence Butt, Secretary


                                        TRADEMARK HOLDINGS, INC.


                                        By: /S/ P. Lawrence Butt
                                            ------------------------------------
                                            P. Lawrence Butt, Assistant
                                            Treasurer

COLLATERAL AGENT:                       BANK OF AMERICA, N.A.


                                        By: /S/ Keith Vercauteren
                                            ------------------------------------
                                            Keith Vercauteren
                                            Director